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                                                                      Exhibit 15


[PRICEWATERHOUSECOOPERS LOGO]


Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, D.C. 20549


We are aware that our report dated August 11, 1998, on our review of the interim consolidated financial information of Abercrombie & Fitch Co. and Subsidiaries for the thirteen-week and twenty-six-week periods ended August 1, 1998 and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-8, Registration Nos. 333-15941, 333-15943, 333-15945, 333-60189 and 333-60203. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                           /s/ PRICEWATERHOUSECOOPERS LLP

                                           PRICEWATERHOUSECOOPERS LLP

Columbus, Ohio
September 11, 1998